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                                                                    EXHIBIT 99.1

                                                      U.S. BANKRUPTCY COURT
                                                    NORTHERN DISTRICT OF TEXAS
                (SEAL)                                      ENTERED
                                                     TAWANA C. MARSHALL, CLERK
                                                    THE DATE OF ENTRY IS ON THE
                                                         COURT'S DOCKET



THE FOLLOWING CONSTITUTES THE ORDER OF
THE COURT.

SIGNED SEPTEMBER 2, 2003.                       /s/ (ILLEGIBLE)
                                              ---------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE




                         UNITED STATES BANKRUPT CY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

In re:                       )
PARK PHARMACY CORPORATION,   )                     Case No. 02-80896-SAF-I I
ET AL.,                      )                     (Jointly administered under
                             )                     Case No. 02-80896-SAF-I I)
         Debtors.            )
                             )                     Hearing: October 2, 2003
                             )                             2:30 p.m.



                     CORRECTED ORDER AND NOTICE FOR HEARING
                        ON DEBTORS' DISCLOSURE STATEMENT

         To the Debtors, creditors, and other parties-in-interest:

         A Joint Disclosure Statement (the "Disclosure Statement") and a Joint Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code having been filed by the Debtors,

         IT IS ORDERED and notice is hereby given that:

         1. The hearing to consider the approval of the Disclosure Statement shall be held at the United States Bankruptcy Court, 111O Commerce Street, Dallas, Texas 75242, on October 2, 2003, at 2:30 o'clock p.m.


CORRECTED ORDER AND NOTICE FOR HEARING ON DISCLOSURE STATEMENT - PAGE 1

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         2. On or before September 3, 2003, a copy of this Order and the
Disclosure Statement and the Plan shall be distributed in accordance with Fed.
R. Bankr. Pro. 3017(a).

         3. September 29, 2003 at 4:00 o'clock p.m. is fixed as the last day for filing and serving written objections to the Disclosure Statement in accordance with Fed.R.Bankr.P. 3017(a).

         4. Requests for copies of the Disclosure Statement and Plan of Reorganization shall be delivered to Debtors in care of Alan S. Trust, at Trust.Law.Firm, P-C., Renaissance Tower, 1201 Elm Street, Suite 5270, Dallas, Texas 75270, 214.720.0636 (telecopy), or atrust@trustlawfirm.net (e-mail).

                               ### END OF ORDER###











CORRECTED ORDER AND NOTICE FOR HEARING ON DISCLOSURE STATEMENT - PAGE 2